U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2004

ISCO, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nebraska	0-4429	47-0461807
(State Or Other Jurisdiction Of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification Number)

4700 Superior Street, Lincoln, Nebraska 68504
(Address of Principal Executive Offices) (Zip Code)

(402) 464-0231
(Telephone Number)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.            Other Events

On June 15, 2004, Isco shareholders representing 82.5% of the Isco outstanding common stock voted in favor of and approved the Plan and Agreement of Merger dated April 7, 2004 among Isco, Teledyne Technologies Incorporated and Meadow Merger Sub, a wholly owned subsidiary of Teledyne. In the Merger, each issued and outstanding share of Isco common stock will be cancelled and converted into the right to receive $16.00 per share in cash. The Merger will become effective at 5:00 p.m. CDT on Friday June 18, 2004. Isco common stock will be delisted from trading on NASDAQ at that time.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits.

99.1         Joint Press Release issued by Isco, Inc. and Teledyne Technologies Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO, INC.

	By	/s/ Douglas M. Grant
President and Chief Operating Officer

June 15, 2004
(Date)

Exhibit Index

Exhibit No.	Description
99.1	Joint Press Release issued by Isco, Inc. and Teledyne Technologies Incorporated.